KPMG Peat Marwick LLP
                  1600 PNC Center
                  201 East Fifth Street
                  Cincinnati, Ohio 45202


                  Dayton, Ohio



                          Independent Auditors' Consent





The Shareholders and Trustees
         of the Capitol Square Funds:



We consent to the inclusion of our report included herein and to the references to our firm under the headings "Auditors" and "Statements of Assets and Liabilities" in the Statement of Additional Information.



                                                /s/ KPMG Peat Marwick LLP

                                                KPMG Peat Marwick LLP


Cincinnati, Ohio
January 21, 1997






Member Firm of
Klynveld Peat Marwick Goerdeler